Exhibit 99.1

pingtan marine enterprise Reports FINANCIAL RESULTS

for the fourth quarter and year-ended december 31, 2016

Company Reports Fourth Quarter EPS of $0.08; Hits its Previous Provided Guidance of Approximately Break-even To A Slight Profit
Per Diluted Share; and Reiterates 2017 First Quarter EPS Guidance of between $0.08 and $0.10

Company to Hold Conference Call Thursday, March 9, 2017, at 8:30 AM ET

FUZHOU, China, March 8, 2017 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME) (“Pingtan” or the “Company”), a global fishing company based in the People’s Republic of China (PRC), today announced financial results for its fourth quarter and year-ended December 31, 2016.

The Company’s recent notable events are as follows:

●	The Company hits its previous announced guidance for 2016 fourth quarter of approximately break-even to a slight profit per diluted share by $0.08 per basic and diluted share.

●	January 17, 2017: The Company announced a cash dividend of $0.01 per share of common stock outstanding, which was paid on or about February 15, 2017 to shareholders of record on January 31, 2017. This marks the ninth consecutive quarterly dividend paid by the Company. The Company intends to continue paying a quarterly dividend and expects to adjust its quarterly dividend rate in accordance with its earnings performance.

●	December 7, 2016: The Company announced that its 4 tuna longline vessels will be put into operation in the international waters of the Pacific Ocean in the first quarter of 2017.

●	December 1, 2016: The Company announced that it has completed construction on its 2 squid jigging vessels and has commenced fishing activity in the Southwest Atlantic and Southeast Pacific Oceans.

●	November 22, 2016: The Company announced that 13 of its fishing vessels were placed in Indo-Pacific waters according to the Company's previously announced operating plan in August 2016, and have arrived in their fishing designation in Indo-Pacific Waters to be put into operation.

Management Comments

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “In 2016 we were dedicated to expanding into new fishing territories, and we have achieved substantial progress in the fourth quarter. Since November 2016, we have deployed 13 of our fishing vessels to the Indo-Pacific waters, 2 large-scaled squid jigging vessels to the international waters of the Pacific and Atlantic Oceans, and 4 tuna longline vessels to the international waters of the Pacific Ocean. Through these efforts, we started to recover our production capacity to about 30%, returned to profitability by the fourth quarter, and finally ended the losses since the moratorium enacted by the Indonesian government. Looking forward, we will continue to focus on expanding our fishing regions to increase harvest volume and enrich product mix and to innovate and integrate our existing resources to further penetrate into mainland areas and the retail market.”

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March 8, 2017

Factors Affecting Pingtan’s Results of Operation – Indonesia Moratorium

As previously disclosed in our Forms 10-K and 10-Q filed during 2015 and 2016, in early December 2014 the Indonesian government introduced a six-month moratorium on issuing new fishing licenses and renewals so that the country’s Ministry of Maritime Affairs and Fisheries (“MMAF”) could monitor the operations of existing fleets and fight illegal fishing activities. As a result, all licensed fishing vessels operating in Indonesian waters were informed by the Indonesian government to operate within strict guidelines. To cooperate and comply with the Indonesian government’s fishing license check procedures, since February 2015, Pingtan has ceased operations of its vessels in Indonesian waters. Since the Company derives a majority of its revenue from this area, this ban caused a significant drop in production.

In November 2015, the Indonesian government announced that the moratorium had concluded. The Company’s expectation is that the MMAF will implement new fishing policies and resume the license renewal process, although this has not yet occurred. In the interim, the Company’s financial results will continue to be materially adversely affected by this moratorium.

Among the Company’s 135 fishing vessels, 13 are operating in Indo-Pacific waters; 12 are operating in the Bay of Bengal in India; 2 are operating in international waters of Southwest Atlantic and Southeast Pacific Oceans; 4 will be deployed to in international waters of Pacific Ocean in the first quarter of 2017, and the remaining vessels are licensed to operate in the Arafura Sea in Indonesia but temporarily not operating due to the Indonesia moratorium.

2016 Financial Highlights (all results are compared to prior year):

●	As a result of the above, revenue was $20.5 million, compared to $60.7 million.

●	Gross loss was $8.8 million, compared to $2.8 million, and gross margin was (42.8)% compared to (4.6)%, due to the moratorium described above.

●	Net loss attributable to owners of the Company was $15.5 million, or $(0.20) per basic and diluted share, compared to net income attributable to owners of the Company of $18.4 million, or $0.23 per basic and diluted share. The decrease was primarily due to the same reasons described above.

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March 8, 2017

Fourth Quarter 2016 Financial Highlights (all results are compared to prior year period)

●	As a result of the above, revenue was $13.2 million compared to $14.0 million.

●	Gross profit was $9.9 million compared to gross loss of $8.9 million.

●	Net income attributable to owners of the Company was $6.7 million, or $0.08 per basic and diluted share, compared to net loss attributable to owners of the Company of $9.1 million, or $(0.11) per basic and diluted share. The increase was primarily due to decrease in fuel cost, labor cost and maintenance fee as a result of the moratorium described above, as well as the increase of average unit sale price and the increase in sales volume.

Pingtan’s Revenue Break-down By PRC Territories:

	Year Ended December 31,
	2016	2015	2014
Guangdong province	48%	47%	34%
Fujian province	32%	36%	44%
Zhejiang province	13%	8%	5%
Shandong province	4%	3%	11%
Liaoning province	1%	2%	1%
Other areas	2%	4%	5%
Total	100%	100%	100%

2016 Selected Financial Highlights

($ in millions, except share and per share) data )	Three Months ended December 31,		Year Ended December 31,
	2016	2015	2016	2015	2014

Revenue	$13.2	$14.0	$20.5	$60.7	$233.4
Cost of Revenue	3.3	22.9	29.3	63.5	155.8
Gross Profit (Loss)	9.9	(8.9)	(8.8)	(2.8)	77.6
Gross Margin	75.1%	(64.0)%	(42.8)%	(4.6)%	33.2%
Net Income (Loss)	7.3	(9.8)	(16.6)	19.6	85.8
Basic and Diluted Weighted Average Shares	79.1	79.1	79.1	79.1	79.1
EPS (in $)	$0.08	$(0.11)	(0.20)	$0.23	$1.08

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March 8, 2017

Balance Sheet Highlights

($ in millions, except for book value per share)	12/31/2016	12/31/2015

Cash and Cash Equivalents	$0.8	$11.4
Total Current Assets	59.0	91.9
Total Assets	224.7	231.9
Total Current Liabilities	64.9	42.4
Total Long-term Debt, net of current portion	21.9	22.6
Total Liabilities	86.8	65.0
Shareholders’ Equity	137.9	166.9
Total Liabilities and Shareholders’ Equity	224.7	231.9
Book Value Per Share (in $)	$1.74	$2.11

Consolidated Financial and Operating Review

Revenues

Revenues for the three months ended December 31, 2016 was $13.2 million compared $14.0 million for the same period in 2015

For the year ended December 31, 2016, the Company’s revenues were $20.5 million compared to $60.7 million for the year ended December 31, 2015. The decrease was primarily due to decrease in sales volume resulting from the moratorium described above, as well as the decrease in average unit sale price from the different sales mix.

Gross Margin

The Company’s gross margin was 75.1% for the three months ended December 31, 2016, compared to (64.0)% in the prior year period. The increase was primarily due to significant decrease in cost of revenue, namely fuel cost, labor cost and maintenance fee, as a result of the moratorium described above.

The Company’s gross margin was (42.8)% in the fiscal year ended December 31, 2016 compared to (4.6)% in the same period of 2015, the decrease was primarily due to the reduced scale of operations resulting from the moratorium described above.

Selling Expenses

For the three months ended December 31, 2016, selling expense was $0.7 million compared to $0.5 million, in the prior year period.

For the year ended December 31, 2016, total selling expense was $1.2 million compared to $1.9 million in the same period of 2015. The decrease was primarily due to the same reasons described above which resulted in less shipping and handling fees, storage fees, customs service charge and advertising expenses, partially offset by the increase in insurance cost.

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March 8, 2017

General & Administrative Expenses

For the three months ended December 31, 2016, general and administrative expense was $0.9 million, compared to $0.4 million in the prior year period.

For the fiscal year ended December 31, 2016, total general and administrative expense was $4.0 million compared to $2.9 million in the same period of 2015. The increase was primarily due to increase in depreciation expense, increase in travel for investor conferences, as well as bad debt recovery based on our periodic review of accounts receivable balances and management’s evaluation of the collectability of receivable balances, and increase in other miscellaneous items, partially offset by decrease in professional fees.

Net Income (Loss)

Net income attributable to owners of the Company for the three months ended December 31, 2016 was $6.7 million, or $0,08 per basic and diluted share, compared to net loss attributable to owners of the Company of $(9.1) million, or $(0.11) per basic and diluted share, in the same period of 2015. The increase was primarily due to significant decrease in cost of revenue, namely fuel cost, labor cost and maintenance fee, as a result of the moratorium described above, as well as the increase of average unit sale price and the increase in sales volume.

Net loss attributable to owners of the Company for the year ended December 31, 2016 was $(15.5) million, or $(0.20) per basic and diluted share, compared to net income attributable to owners of the Company of $18.4 million, or $0.23 per basic and diluted share, in the same period of 2015. The decrease was primarily due to the moratorium described above.

EPS Guidance for First Quarter 2017

Based on the current status of its deployed fleet of fishing vessels and production capacity, the Company reiterates its previously provided 2017 first quarter EPS guidance of between $0.08 and $0.10.

Conference Call Details

Pingtan also announced that it will discuss financial results in a conference call Thursday, March 9, 2017 – 8:30 a.m. ET.

The dial-in numbers are:

Live Participant Dial In (Toll Free):	877-407-0310

Live Participant Dial In (International):	201-493-6786

To listen to the live webcast, please go to http://www.ptmarine.com and click on the conference call link at the top of the page, or go to: http://ptmarine.equisolvewebcast.com/q4-2016. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call.

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March 8, 2017

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward looking statements include, but are not limited to, expectations to continue paying quarterly cash dividends and recognizing sales and commencing fishing activities in the first quarter of 2017. Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include anticipated growth and growth strategies; need for additional capital and the availability of financing; our ability to successfully manage relationships with customers, distributors and other important relationships; technological changes; competition; demand for our products and services; the deterioration of general economic conditions, whether internationally, nationally or in the local markets in which we operate; legislative or regulatory changes that may adversely affect our business; operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company's fishing vessels and their ability to generate expected annual revenue and net income; and other risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

INVESTOR RELATIONS COUNSEL:

The Equity Group Inc.

Katherine Yao, Senior Associate

Tel: +86 10 6587 6435

kyao@equityny.com

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March 8, 2017

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME (UNAUDITED)

(IN U.S. DOLLARS)

	For the three Months Ended
	December 31, 2016	December 31, 2015

REVENUE	$13,152,374	$13,972,382

COST OF REVENUE	3,274,073	22,913,976

GROSS PROFIT(LOSS)	9,878,301	(8,941,594)

OPERATING EXPENSES:
Selling	727,435	548,828
General and administrative	930,481	386,363
Total Operating Expenses	1,657,916	935,191

INCOME (LOSS) FROM OPERATIONS	8,220,385	(9,876,785)

OTHER INCOME (EXPENSE):
(Loss) gain on equity method investment	(7,978)	17,845
Loss from cost method investment	-	(3,820)
Loss on fixed assets disposal	-	(39,557)
Interest income	27,940	4,774
Interest expenses	(315,595)	(773,684)
Grant income	404,937	1,461,532
Other income	-	2
Foreign currency transaction loss	(1,000,663)	(594,302)

INCOME (LOSS) BEFORE INCOME TAXES	7,329,026	(9,803,995)

INCOME TAXES	-	-

NET INCOME (LOSS)	$7,329,026	$(9,803,995)

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	638,807	(719,958)

NET INCOME (LOSS) ATTRIBUTABLE TO OWNERS OF THE COMPANY	$6,690,219	$(9,084,037)

COMPREHENSIVE INCOME (LOSS):
NET INCOME (LOSS)	7,329,026	(9,803,995)
OTHER COMPREHENSIVE LOSS
Unrealized foreign currency translation loss	(5,379,076)	(2,779,885)
TOTAL COMPREHENSIVE INCOME (LOSS)	$1,949,950	$(12,583,880)

LESS: COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	213,511	(942,077)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO OWNERS OF THE COMPANY	$1,736,439	$(11,641,803)

NET INCOME (LOSS) PER ORDINARY SHARE ATTRIBUTABLE TO OWNERS OF THE COMPNAY
Basic and diluted earnings per share	$0.08	$(0.11)

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	79,055,053	79,055,053

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March 8, 2017

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(IN U.S. DOLLARS)

	For the Years Ended December 31,
	2016	2015	2014

REVENUE	$20,540,769	$60,700,190	$233,427,011

COST OF REVENUE	29,328,776	63,476,627	155,840,823

GROSS (LOSS) PROFIT	(8,788,007)	(2,776,437)	77,586,188

OPERATING EXPENSES:
Selling	1,235,497	1,858,687	2,673,213
General and administrative	3,969,465	2,933,588	4,537,351
Total Operating Expenses	5,204,962	4,792,275	7,210,564

(LOSS) INCOME FROM OPERATIONS	(13,992,969)	(7,568,712)	70,375,624

OTHER INCOME (EXPENSE):
Interest income	31,991	103,668	16,772
Interest expense	(1,972,267)	(3,630,200)	(4,815,670)
Foreign currency transaction loss	(1,543,357)	(1,308,922)	(258,248)
Grant income	558,451	33,152,698	20,094,039
Gain from cost method investment	375,396	413,614	348,523
Loss on equity method investment	(33,073)	(19,700)	-
Loss on fixed assets disposal	-	(1,583,834)	-
Other expense	(471)	(210)	(335)
Total Other (Expense) Income, net	(2,583,330)	27,127,114	15,385,081

(LOSS) INCOME BEFORE INCOME TAXES	(16,576,299)	19,558,402	85,760,705

INCOME TAXES	984	-	-
NET (LOSS) INCOME	$(16,577,283)	$19,558,402	$85,760,705

LESS: NET (LOSS) INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	(1,111,685)	1,205,485	-
NET (LOSS) INCOME ATTRIBUTABLE TO OWNERS OF THE COMPANY	$(15,465,598)	$18,352,917	$85,760,705

COMPREHENSIVE (LOSS) INCOME:
NET (LOSS) INCOME	(16,577,283)	19,558,402	85,760,705
OTHER COMPREHENSIVE LOSS
Unrealized foreign currency translation loss	(9,207,341)	(8,628,162)	(552,656)
COMPREHENSIVE (LOSS) INCOME	$(25,784,624)	$10,930,240	$85,208,049
LESS: COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	(1,840,584)	658,092	-
COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO OWNERS OF THE COMPANY	$(23,944,040)	$10,272,148	$85,208,049

NET (LOSS) INCOME PER ORDINARY SHARE ATTRIBUTABLE TO OWNERS OF THE COMPNAY
Basic and diluted	$(0.20)	$0.23	$1.08

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	79,055,053	79,055,053	79,055,053

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN U.S. DOLLARS)

	December 31,
	2016	2015
ASSETS

CURRENT ASSETS:
Cash	$820,396	$11,448,684
Restricted cash	2,911,922	1,577,642
Accounts receivable, net of allowance for doubtful accounts	11,322,726	12,575,042
Inventories, net of reserve for inventories	8,811,111	2,336,167
Advances to suppliers	3,969,352	35,994,146
Prepaid expenses	8,145	1,818
Prepaid expenses - related parties	522,337	4,640,166
Receivable from transferring equity method investment shares	-	15,406,659
Other receivables	30,016,198	78,051
Other receivables - related parties	639,917	7,887,527
Total Current Assets	59,022,104	91,945,902

OTHER ASSETS:
Cost method investment	3,027,245	3,235,398
Equity method investment	28,493,273	30,486,314
Prepayment for long-term assets	11,913,912	11,654,645
Property, plant and equipment, net	122,196,594	94,555,114
Total Other Assets	165,631,024	139,931,471
Total Assets	$224,653,128	$231,877,373

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$916,737	$978,353
Accounts payable - related parties	2,560,760	408,631
Short-term bank loans	21,554,636	21,971,438
Long-term bank loans - current portion	17,298,544	12,679,680
Accrued liabilities and other payables	4,399,536	5,044,049
Accrued liabilities and other payables - related party	18,147,152	-
Due to related parties	43,354	1,384,644
Total Current Liabilities	64,920,719	42,466,795

OTHER LIABILITIES:
Long-term bank loans - non-current portion	21,839,412	22,570,755
Total Liabilities	86,760,131	65,037,550

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Equity attributable to owners of the company:
Ordinary shares ($0.001 par value; 225,000,000 shares authorized; 79,055,053 shares issued and outstanding at December 31, 2016 and 2015)	79,055	79,055
Additional paid-in capital	111,008,085	111,008,085
Retained earnings	15,690,240	34,318,040
Statutory reserve	9,391,827	9,391,827
Accumulated other comprehensive loss	(12,804,793)	(4,326,351)
Total equity attributable to owners of the company	123,364,414	150,470,656
Non-controlling interest	14,528,583	16,369,167

Total Shareholders' Equity	137,892,997	166,839,823
Total Liabilities and Shareholders' Equity	$224,653,128	$231,877,373

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN U.S. DOLLARS)

	For the Years Ended December 31,
	2016	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(16,577,283)	$19,558,402	$85,760,705
Adjustments to reconcile net (loss) income from operations to net cash (used in) provided by operating activities:
Depreciation	6,613,720	6,353,055	6,017,886
(Decrease) increase in allowance for doubtful accounts	(100,366)	(770,195)	1,173,223
(Decrease) increase in reserve for inventories	(213,255)	227,826	-
Loss on equity method investment	33,073	19,700	-
Loss on disposal of fixed assets	-	1,583,834	-
Changes in operating assets and liabilities:
Accounts receivable	563,318	37,007,012	(42,134,612)
Inventories	(6,705,933)	9,302,719	(3,150,909)
Advances to suppliers	(145,293)	(37,575,746)	-
Prepaid expenses	(6,729)	30,633	4,213,938
Prepaid expenses - related parties	3,988,749	2,382,910	(7,314,375)
Deferred expenses - related parties	-	1,016,039	(1,028,327)
Other receivables	(94,155)	87,907	(156,606)
Accounts payable	1,387	(145,617)	(1,762,518)
Accounts payable - related parties	2,275,069	2,202,515	(8,604,461)
Advances from customers	-	(162,631)	(128,109)
Accrued liabilities and other payables	(334,820)	(266,105)	1,019,221
Accrued liabilities and other payables - related party	5,732,472	-	-
Due to related parties	20,000	1,292	23,352

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(4,950,046)	40,853,550	33,928,408

CASH FLOWS FROM INVESTING ACTIVITIES:
Refunds from commercial retail space prepayments	-	22,202,268	-
Prepayments made for acquisition of commercial retail space	-	-	(22,470,798)
Purchase of property, plant and equipment	(1,465,144)	(56,222,226)	(890,897)
Proceeds from government grants for fishing vessels construction	-	-	3,451,914
Prepayments made for long-term assets	(26,671,132)	-	-
Payments for equity method investment	-	(40,209,087)	(15,952,598)
Proceeds from transferring equity method investment share	15,055,026	8,041,817	-

NET CASH USED IN INVESTING ACTIVITIES	(13,081,250)	(66,187,228)	(35,862,379)

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(IN U.S. DOLLARS)

	For the Years Ended December 31,
	2016	2015	2014

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	23,275,729	23,958,292	67,175,414
Repayments of short-term bank loans	(22,234,749)	(30,989,630)	(45,797,736)
Proceeds from long-term bank loans	18,818,783	-	3,743,977
Repayments of long-term bank loans	(12,390,286)	(19,963,812)	(19,957,026)
Increase in restricted cash	(1,499,481)	(1,646,964)	-
Advances from related parties	5,063,620	3,910,000	2,350,000
Payments made for dividend	(3,162,202)	(2,371,652)	(790,550)
Capital contribution from non-controlling interest	-	64,334,540	-
Payments made to related parties in connection with the termination of VIE	-	(13,349,417)	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	7,871,414	23,881,357	6,724,079

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(468,406)	148,733	(194,435)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(10,628,288)	(1,303,588)	4,595,673

CASH AND CASH EQUIVALENTS - beginning of year	11,448,684	12,752,272	8,156,599

CASH AND CASH EQUIVALENTS - end of year	$820,396	$11,448,684	$12,752,272

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$2,921,417	$3,799,389	$5,648,796
Income taxes	$984	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of property and equipment by decreasing prepayment for long-term assets	$38,332,421	$1,408,636	$19,750,438
Property and equipment acquired on credit as payable	$-	$-	$790,459
Decrease in cost of property and equipment by proceeds from government grants	$-	$-	$3,451,914
Decrease in cost of property and equipment by recognition of deferred grant income	$-	$-	$512,469
Decrease in cost of property and equipment by decreasing in accounts payable - related party	$-	$4,344,190	$-
Other receivable increase by transferring equity method investment share	$-	$16,083,635	$-
Offset other receivables - related parties against due to related parties	$6,424,910	$4,900,000	$-
Increase in prepayment for long-term assets by increasing in accrued liabilities and other payables - related party	$13,219,818	$-	$-
Reclassification of advances to suppliers to other receivables	$31,172,469	$-	$-